UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 28, 2021
Date of Report (date of earliest event reported)

Asensus Surgical, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-19437 (Commission File Number)	11-2962080 (I.R.S. Employer Identification Number)

1 TW Alexander Drive, Suite 160
Durham, North Carolina 27703
(Address of principal executive offices)

919-765-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	ASXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2021, the Board of Directors (the “Board”) of Asensus Surgical, Inc. (the “Company”) approved revised compensation arrangements for non-employee directors of the Company that were recommended by the Compensation Committee of the Board (the “Committee”). The program restores the payment of the annual retainers in cash and increases the baseline annual board retainer, and the additional annual non-executive Chair retainer, from $40,000 to $50,000. Each director can elect to receive payment of the annual board retainer or the non-executive Chair retainer in equity rather than cash. The Committee Chair and Committee member cash compensation, annual equity award value and the value of initial equity awards for new non-employee directors remain the same.

The Board approved the new non-employee director compensation program based on a review of compensation practices at peer companies. The peer group used is disclosed in the proxy statement for the 2021 annual meeting of stockholders to be held on June 3, 2021.

The non-employee director compensation program continues the Company’s practice of not paying per-meeting fees. Anthony Fernando, the Company’s Chief Executive Officer and a director, does not receive additional compensation for serving as a director.

The new non-employee director compensation program is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Non-Employee Director Compensation Program, effective July 1, 2021

104	Cover Page Interactive Data File (formatted in inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASENSUS SURGICAL, INC.

Date: April 30, 2021	/s/ Shameze Rampertab
Shameze Rampertab
EVP and Chief Financial Officer